Exhibit 10.28

LIMITED LIABILITY COMPANY

INTEREST PURCHASE AGREEMENT

THIS LIMITED LIABILITY COMPANY INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 23rd day of February, 2012 by and among FJ900, Inc., a corporation organized and existing under the laws of the State of Delaware with its principal place of business at 2200 Pennsylvania Avenue, NW, Suite 800W, Washington, DC 20037 (“Buyer”), Steven M. Rales, an individual (“Mr. Steven Rales”), and Joust Group, L.L.C., a limited liability company organized and existing under the laws of the State of Maryland with its principal place of business at 2200 Pennsylvania Avenue, NW, Suite 800W, Washington, DC 20037 (“Joust Group”). Buyer, Mr. Steven Rales and Joust Group are referred to, individually, as a “Party” and, collectively, as the “Parties”.

WHEREAS, Mr. Steven Rales is a member of, and the legal and beneficial owner of a 99% limited liability company interest (the “Steven Rales Interest”) in, Joust Capital, LLC, a limited liability company organized and existing under the laws of the State of Maryland (the “Company”);

WHEREAS, Joust Group is also a member of, and the legal and beneficial owner of a 1% limited liability company interest (the “Joust Group Interest” and, together with the Steven Rales Interest, the “Interests”) in the Company;

WHEREAS, the Company owns and operates the Aircraft (as defined below);

WHEREAS, Mr. Steven Rales and Joust Group (individually, a “Seller”, and, collectively, the “Sellers”) wish to sell to Buyer, and Buyer wishes to purchase from the Sellers, the Interests, comprising all of the outstanding limited liability company interests in the Company; and

WHEREAS, the Parties wish to enter into this Agreement setting out the terms and conditions for the sale by the Sellers, and the purchase by Buyer, of the Interests.

NOW, THEREFORE, for and in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

SALE AND PURCHASE OF INTERESTS

Section 1.1. Sale and Purchase. Subject to the terms and conditions set forth herein, at the Closing (as defined below), the Sellers shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire, accept and receive from the Sellers, all of the Seller’s right, title and interest in, under and to the Interests, free and clear of all liens, encumbrances, security interests, charges, mortgages, indentures, pledges, options, rights of other Persons (as defined below), voting trusts, restrictions and claims of any kind (collectively, “Liens”).

Section 1.2. Purchase Price. The total purchase price for the Interests shall be the sum of Thirteen Million Five Hundred Thousand United States Dollars (“USD”) (USD$13,500,000) (the “Total Purchase Price”) payable at the Closing as follows:

(a) The amount of Thirteen Million Three Hundred Sixty-Five Thousand USD (USD$13,365,000) equal to 99% of the Total Purchase Price shall be paid to Mr. Steven Rales, by wire transfer of immediately available funds, to such account as Mr. Steven Rales shall have designated in writing prior to the Closing; and

(b) The amount of One Hundred Thirty-Five Thousand USD (USD$135,000) equal to 1% of the Total Purchase Price shall be paid to Joust Group, by wire transfer of immediately available funds, to such account as Joust Group shall have designated in writing prior to the Closing.

ARTICLE II

THE CLOSING

Section 2.1. Closing. Subject to the satisfaction or waiver of each of the conditions set forth herein, the consummation of the transaction contemplated by this Agreement (the “Closing”) shall take place at 11:00 a.m., Washington, D.C. time, on February 23, 2012 or at such other time and on such other date as may be mutually agreed upon by the Parties (the “Closing Date”).

Section 2.2. Deliveries by Sellers. At the Closing, the Sellers shall deliver to Buyer the following documents or instruments, in form and substance reasonably satisfactory to Buyer:

(a) a counterpart of the Assignment and Assumption of Limited Liability Company Interest, substantially in the form attached hereto as Exhibit A, duly executed by Mr. Steven Rales in respect of the Steven Rales Interest (the “Steven Rales Interest Assignment”);

(b) a counterpart of the Assignment and Assumption of Limited Liability Company Interest, substantially in the form attached hereto as Exhibit A, duly executed by Joust Group in respect of the Joust Group Interest (the “Joust Group Interest Assignment” and, together with the Steven Rales Interest Assignment, the “Interest Assignments”);

(c) a true and correct copy of the unanimous written consent of the members of Joust Group, authorizing the execution and delivery of this Agreement and the other Seller Documents (as defined below) to which Joust Group is a party and the consummation by Joust Group of the transaction contemplated hereby;

(d) the resignation of the Manager of the Company, duly executed by the Company’s Manager;

(e) a certificate from the Sellers, substantially in the form attached hereto as Exhibit B, dated as of the Closing Date and duly executed by the Sellers, certifying as to the matters specified therein; and

(f) such further documents (including, without limitation, instruments of assignment, conveyance, transfer or confirmation) as may be reasonably necessary for (i) the Sellers to convey and transfer to Buyer, and Buyer to acquire and accept from the Sellers, the Interests, free and clear of all Liens, and (ii) Buyer to become a member of the Company, or as may be otherwise reasonably requested by Buyer.

Section 2.3. Deliveries by Buyer. At the Closing, Buyer shall pay the Total Purchase Price as provided in Section 1.2 hereof and deliver to the Sellers the following documents or instruments, in form and substance reasonably satisfactory to the Sellers:

(a) a counterpart of each of the Interest Assignments, duly executed by Buyer;

(b) a true and correct copy of the resolutions of the Board of Directors of Buyer, authorizing the execution and delivery of this Agreement and the other Buyer Documents (as defined below) and the consummation by Buyer of the transaction contemplated hereby;

(c) a certificate from Buyer, substantially in the form attached hereto as Exhibit C, dated as of the Closing Date and duly executed by Buyer, certifying as to the matters specified therein; and

(d) such further documents (including, without limitation, instruments of assumption, acquisition, acceptance or confirmation) as may be reasonably necessary for (i) the Sellers to convey and transfer to Buyer, and Buyer to acquire and accept from the Sellers, the Interests, free and clear of all Liens, and (ii) Buyer to become a member of the Company, or as may be otherwise reasonably requested by the Sellers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of Sellers. Each Seller represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

(a) Joust Group is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland. Joust Group has the requisite limited liability company power and authority to carry on the business in which it is engaged, to own its assets, to execute, deliver and perform its obligations under this Agreement and the Seller Documents, and to consummate the transaction contemplated hereby.

(b) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has the requisite limited liability company power and authority to carry on the business in which it is engaged and to own its assets, including, without limitation, the Aircraft.

(c) The execution and delivery by such Seller of, and the performance by such Seller of its obligations under, this Agreement and any other agreements, statements, certificates, instruments or other documents to be executed and delivered by the Sellers at the Closing pursuant to this Agreement (collectively, the “Seller Documents”) and the consummation by such Seller of the transaction contemplated hereby (i) have been or will be duly authorized and approved by all necessary action of such Seller, (ii) do not and will not require any further or additional consent, approval or authorization of such Seller, (iii) do not and will not violate, contravene or conflict with the Articles of Organization or Operating Agreement of Joust Group or the Company or any law, regulation, judgment, order or decree to which such Seller or the Company or any of such Seller’s or the Company’s assets are subject, (iv) do not and will not require the consent, approval, waiver, clearance, permit, license or authorization of, by or from, any filing with, or any notice to, any Person (beyond that which has already been obtained), (v) do not and will not result in a breach of, or constitute a default under, any contract, instrument, commitment or arrangement to which such Seller or the Company is a party, by which such Seller or the Company is bound or to which any of such Seller’s or the Company’s assets are subject, and (vi) do not and will not result in the imposition of a Lien on any of such Seller’s or the Company’s assets.

(d) This Agreement constitutes and each of the other Seller Documents will constitute the legal, valid and binding agreement of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e) To the best of such Seller’s knowledge, there are no actions, suits, proceedings, claims or demands of any kind, pending or threatened (collectively, “Claims”), against or affecting such Seller or the Company that restrain or prohibit (or seek to restrain or prohibit) the consummation by such Seller of the transaction contemplated hereby.

(f) Mr. Steven Rales (i) is the sole record holder and beneficial owner of the Steven Rales Interest, free and clear of all Liens, (ii) has good and marketable title to the Steven Rales Interest, (iii) has the full right, title, power and authority to validly sell, assign, transfer and convey the Steven Rales Interest to Buyer, and (iv) has not entered into any agreement to sell, hypothecate or otherwise dispose of the Steven Rales Interest to any other Person.

(g) Joust Group (i) is the sole record holder and beneficial owner of the Joust Group Interest, free and clear of all Liens, (ii) has good and marketable title to the Joust Group Interest, (iii) has the full right, title, power and authority to validly sell, assign, transfer and convey the Joust Group Interest to Buyer, and (iv) has not entered into any agreement to sell, hypothecate or otherwise dispose of the Joust Group Interest to any other Person.

(h) The Company is the sole registered, legal and beneficial owner of, and has good and marketable title to, that certain Dassault Falcon 900B aircraft bearing Manufacturer’s Serial Number 176 and FAA Registration Number N909PM (the “Airframe”), together with (A) three (3) Garrett Model TFE731-5BR-1C engines bearing Manufacturer’s Serial Numbers P101343, P101346 and P101344 installed thereon (collectively, the “Engines”), (B) all components, accessories, avionics, appliances, furnishings, software, appurtenances, parts, loose equipment, and other equipment or property installed thereon, incorporated therein, attached thereto or temporarily removed therefrom to which the Company has title (collectively, the “Parts”), (C) all maintenance, flight and technical logs, records, manuals, checklists, catalogs, diagrams, minimum equipment lists, and other records and data related to the Airframe, the Engines and/or the Parts which are in the Company’s possession or control (collectively, the “Aircraft Records”), and (D) all warranties (express or implied), service policies or product agreements with or from manufacturers, service providers or suppliers which are still in effect with respect to the Airframe, the Engines and/or the Parts (all of the foregoing being referred to, collectively, as the “Aircraft”).

(i) There are no Liens on or with respect to the Aircraft.

(j) The Company is not a party to, or otherwise bound by, any agreement currently in effect, including, without limitation, with respect to the Aircraft, except for (i) the Falcon 900B Aircraft Purchase Agreement Number 900-98-03061 dated May 29, 1998 by and between the Company and Dassault Falcon Jet Corp., (ii) the Management Agreement dated as of July 22, 2011 (the “Management Agreement”) by and among the Company, Joust Capital III, LLC and Buyer, and (iii) the Interchange Agreements each dated as of July 22, 2011 by and between the Company, on the one hand, and each of Joust Capital II, LLC and Danaher Corporation, on the other hand (collectively, the “Existing Agreements”). Each of the Existing Agreements is in full force and effect, and the Company is not in breach or default of any of its obligations under any of the Existing Agreements.

(k) Each of the Sellers is a party to the Amended and Restated Operating Agreement of the Company, dated as of February 27, 2007 (the “Company’s Operating Agreement”). The Company’s Operating Agreement is in full force and effect and has not been amended, modified or terminated since February 27, 2007. Neither of the Sellers is a party to any other agreement currently in effect relating to the operation or management of the Company or the member’s rights and obligations with respect to the Company.

(l) Mr. Steven Rales, in his capacity as Manager of the Company, consents to the sale of the Steven Rales Interest and the Joust Group Interest as contemplated by this Agreement, pursuant to Section 5.1.A. of the Company’s Operating Agreement.

(m) Each of the Sellers consents to Buyer becoming a member of the Company at the Closing.

(n) Since its formation, the Company has not engaged in or operated any business or otherwise engaged in or undertaken any activities except for the acquisition, ownership, management and operation of the Aircraft, the entry into agreements in connection therewith that are no longer in force or effect, and the entry into the Existing Agreements.

(o) Since its formation, the Company has been and is currently in compliance with all applicable laws and regulations, including, without limitation, all laws and regulations relating to the ownership, management and operation of the Aircraft.

(p) The Company has no obligations or liabilities except for its obligations and liabilities under the Existing Agreements.

(q) The Company maintains the following insurance coverage with respect to the Aircraft in compliance with Section 13 of the Management Agreement:

(i) all-risk hull insurance against any loss, theft or damage to the Aircraft (including, without limitation, extended coverage with respect to any Engine or Parts while removed from the Aircraft); and

(ii) comprehensive aviation liability insurance (including, without limitation, aircraft passenger and property damage coverage) in an amount equal to Five Hundred Million Dollars ($500,000,000) single limit liability coverage, which names Buyer and Danaher Corporation and their respective subsidiaries and related companies, directors, officers, agents and employees as additional insureds (collectively, the “Additional Insureds”).

Section 3.2. Representations and Warranties of Buyer. Buyer represents and warrants to the Sellers, as of the date hereof and as of the Closing Date, as follows:

(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite corporate power and authority to carry on the business in which it is engaged, to own its assets, to execute, deliver and perform its obligations under this Agreement and the Buyer Documents, and to consummate the transaction contemplated hereby.

(b) The execution and delivery by Buyer of, and the performance by Buyer of its obligations under, this Agreement and any other agreements, statements, certificates, instruments or other documents to be executed and delivered by Buyer at the Closing pursuant to this Agreement (collectively, the “Buyer Documents”) and the consummation by Buyer of the transaction contemplated hereby (i) have been or will be duly authorized and approved by all necessary action of Buyer, (ii) do not and will not require any further or additional consent, approval or authorization of Buyer, (iii) do not and will not violate, contravene or conflict with the Certificate of Incorporation or Bylaws of Buyer or any law, regulation, judgment, order or decree to which Buyer or any of its assets are subject, (iv) do not and will not require the consent, approval, waiver, clearance, permit, license or authorization of, by or from, any filing with, or any notice to, any Person (beyond that which has already been obtained), (v) do not and will not result in a breach of, or constitute a default under, any contract, instrument, commitment or arrangement to which Buyer is a party, by which Buyer is bound or to which any of Buyer’s assets are subject, and (vi) do not and will not result in the imposition of a Lien on any of Buyer’s assets.

(c) This Agreement constitutes and each of the other Buyer Documents will constitute the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d) To the best of Buyer’s knowledge, there are no Claims against or affecting Buyer that restrain or prohibit (or seek to restrain or prohibit) the consummation by Buyer of the transaction contemplated hereby.

ARTICLE IV

COVENANTS

Section 4.1. Pre-Closing Covenants of Sellers. Prior to the Closing, each of the Sellers (including, in the case of Mr. Steven Rales, in his capacity as Manager of the Company) shall perform or comply with the following covenants:

(a) The Sellers shall deliver to Buyer (i) a copy of the Articles of Organization of the Company, certified by the Secretary of State of the State of Maryland, (ii) a true and correct copy of the Company’s Operating Agreement, (iii) a certificate from the Secretary of State of the State of Maryland, certifying as to the existence and good standing of the Company, and (iv) a true and correct copy of each of the Existing Agreements.

(b) Neither of the Sellers may cause or permit the Company to enter into any agreement or amend, modify or terminate any of the Existing Agreements, without the prior written consent of Buyer.

(c) Neither of the Sellers may, or may cause or permit the Company to, amend, modify or terminate the Company’s Operating Agreement without the prior written consent of Buyer.

(d) Each Seller shall refrain from, directly or indirectly, asserting, commencing or instituting, or causing to be asserted, commenced or instituted, any Claim before any Governmental Authority, or taking any other action whatsoever to attempt to invalidate, void or otherwise challenge the validity or enforceability of all or any part of this Agreement.

(e) Each Seller shall use all commercially reasonable efforts to fulfill and perform all conditions and obligations to be fulfilled and performed by it under this Agreement at the earliest practicable time, and to cause the transaction contemplated by this Agreement to be consummated in accordance herewith.

(f) Each Seller shall cause the Company to be managed and operated in the ordinary course of business and consistent with past practices, and shall not cause, permit or consent to any action that is inconsistent therewith without the prior written consent of Buyer.

(g) Neither of the Sellers may cause or permit the Company to incur any additional obligations or liabilities (beyond its obligations and liabilities under the Existing Agreements) without the prior written consent of Buyer.

(h) Neither of the Sellers may cause or permit the Company to (i) sell, lease, hypothecate or otherwise dispose of the Aircraft or any part thereof, (ii) enter into any agreement providing therefor, or (iii) impose or allow to be imposed any Lien on the Aircraft without the prior written consent of Buyer.

(i) Each Seller shall cause the Company to maintain the insurance coverage specified in Section 3.1(q) hereof in compliance with Section 13 of the Management Agreement, including, without, limitation, with respect to naming the Additional Insureds as additional insureds on the liability insurance policy for the Aircraft, and shall not cause, permit or consent to any action that is inconsistent therewith without the prior written consent of Buyer.

Section 4.2. Pre-Closing Covenants of Buyer. Prior to the Closing, Buyer shall perform or comply with the following covenants:

(a) Buyer shall refrain from, directly or indirectly, asserting, commencing or instituting, or causing to be asserted, commenced or instituted, any Claim before any Governmental Authority, or taking any other action whatsoever to attempt to invalidate, void or otherwise challenge the validity or enforceability of all or any part of this Agreement.

(b) Buyer shall use all commercially reasonable efforts to fulfill and perform all conditions and obligations to be fulfilled and performed by it under this Agreement at the earliest practicable time, and to cause the transaction contemplated by this Agreement to be consummated in accordance herewith.

Section 4.3. Pre-Closing Joint Covenants. Prior to the Closing, each of the Sellers and Buyer shall use its commercially reasonable efforts to cooperate with one another in taking any actions necessary or advisable to effect the consummation of the transaction contemplated by this Agreement.

Section 4.4. Membership in Company. Each of the Sellers (including, in the case of Mr. Steven Rales, in his capacity as Manager of the Company) hereby (a) consents to Buyer being admitted as and becoming a member of the Company at the Closing and (b) acknowledges and agrees that, at the Closing, such Seller shall cease (i) to be a member of the Company and (ii) to have the power to exercise any right, power or remedy as a member of the Company.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1. Conditions Precedent to Obligations of Sellers. The obligation of the Sellers to sell and transfer the Interests and to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of all of the conditions precedent set forth in this Section 5.1. Sellers may waive any or all of these conditions, in whole or in part, without prior notice, in its sole and absolute discretion.

(a) All representations and warranties of Buyer contained in this Agreement or in any of the Buyer Documents shall be true and correct in all material respects as of the date hereof or thereof and as of the Closing Date;

(b) Buyer shall have performed and complied with, in all material respects, all covenants, obligations and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date;

(c) No injunction, order or decree of any Governmental Authority shall be in effect which restrains or prohibits the consummation of the transaction contemplated by this Agreement at the Closing;

(d) The Sellers shall have received the documents required to be delivered by Buyer pursuant to Section 2.3 hereof;

(e) The form and substance of all Buyer Documents shall be reasonably satisfactory to the Sellers; and

(f) Buyer shall have paid the Total Purchase Price to the Sellers in accordance with Section 1.2 hereof.

Section 5.2. Conditions Precedent to Obligations of Buyer. The obligation of Buyer to purchase the Interests and to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of all of the conditions precedent set forth in this Section 5.2. Buyer may waive any or all of these conditions, in whole or in part, without prior notice, in its sole and absolute discretion.

(a) All representations and warranties of the Sellers contained in this Agreement or in any of the Seller Documents shall be true and correct in all material respects as of the date hereof or thereof and as of the Closing Date;

(b) The Sellers shall have performed and complied with, in all material respects, all covenants, obligations and conditions required by this Agreement to be performed or complied with by the Sellers prior to or on the Closing Date;

(c) No injunction, order or decree of any Governmental Authority shall be in effect which restrains or prohibits the consummation of the transaction contemplated by this Agreement at the Closing;

(d) Buyer shall have received the documents required to be delivered by the Sellers pursuant to Section 2.2 hereof;

(e) The form and substance of all Seller Documents shall be reasonably satisfactory to Buyer; and

(f) The Sellers shall have conveyed the Interests to Buyer in accordance with this Agreement.

ARTICLE VI

SURVIVAL; DISCLAIMER; INDEMNIFICATION

Section 6.1. Survival of Provisions; Cure Rights.

(a) All representations and warranties of Buyer and the Sellers contained in this Agreement or in any Buyer Documents or Seller Documents shall survive the Closing for a period of one (1) year, except that the representations and warranties of each Seller set forth in Sections 3.1(f) through (q) inclusive shall survive until the fourth (4th) anniversary of the Closing Date. Any claim for indemnification hereunder for a breach of a representation or warranty may not be brought after the expiration of such applicable period. Any claim for indemnification in respect of a covenant or obligation of Buyer or the Sellers hereunder to be performed prior to the Closing may not be made after a one year period following the Closing Date. The covenants and obligations under this Agreement to be performed after the Closing shall survive the Closing until fully performed.

(b) For all purposes under this Agreement, the existence or occurrence of any event or circumstance that constitutes or causes a breach of a representation or warranty of the Sellers or Buyer under this Agreement on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured in all material respects on or before the expiration of twenty (20) days from the receipt by such Party of written notice thereof from the other Party.

Section 6.2. Disclaimers and Waivers.

(a) Except for the representations and warranties specifically set forth in Section 3.1 hereof, (i) the Interests are being conveyed by the Sellers to Buyer at the Closing without any representation or warranty, and all other representations and warranties of any kind, either express or implied, written or oral, are hereby expressly disclaimed, and (ii) the Sellers make no representation or warranty of any kind with respect to the Aircraft which is being conveyed as part of the assets of the Company at the Closing on an “AS IS, WHERE IS” basis, with all faults, limitations and defects, regardless of cause.

(b) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER OF THE SELLERS MAKES ANY, AND HEREBY DISCLAIMS ANY AND ALL, REPRESENTATIONS, WARRANTIES OR GUARANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, ARISING BY LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY (i) AS TO THE CONDITION, OPERABILITY, AIRWORTHINESS, OR MARKET VALUE OF THE AIRCRAFT, (ii) AS TO THE MERCHANTABILITY, FITNESS OR DESIGN OF, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, THE AIRCRAFT, (iii) AS TO THE ABSENCE OF PATENT INFRINGEMENT OR THE LIKE WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, OR (iv) ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

(c) NEITHER OF THE SELLERS SHALL HAVE ANY RESPONSIBILITY OR LIABILITY TO BUYER OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT, OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OR OTHERWISE FOR (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY PART THEREOF (OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN), (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO, OR (iii) THE SERVICING, MAINTENANCE, REPAIR, OR MODIFICATION OF THE AIRCRAFT.

(d) EACH OF THE SELLERS AND BUYER AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER, LOST PROFITS OR REVENUES, LOSS OF USE OR GOODWILL OR SPECIAL, CONSEQUENTIAL, INCIDENTAL, RESULTANT, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY THE OTHER PARTY OF THIS AGREEMENT OR ANY OTHER MATTER RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

(e) Each of the Sellers hereby waives, effective at the Closing, any and all Claims under or with respect to the Company’s Operating Agreement, including, without limitation, any Claims for breach thereof, or with respect to the operation or management of the Company.

Section 6.3. Indemnity.

(a) Subject to the limitations set forth in this Article VI, each of the Sellers shall indemnify, defend and hold harmless Buyer and its Affiliates and their respective shareholders, members, partners, directors, officers, managers, employees, agents and representatives (individually a “Buyer Indemnified Party” and, collectively, the “Buyer Indemnified Parties”) from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, liabilities, penalties, fines, amounts paid in settlement, obligations, losses, costs, expenses and fees, including, without limitation, court costs and reasonable attorneys’ fees and expenses (collectively “Losses”) arising out of, resulting from, or in connection with any breach of any representation, warranty, covenant or obligation made by such Seller in this Agreement or in any Seller Documents or in connection with the transaction contemplated by this Agreement.

(b) Subject to the limitations set forth in this Article VI, Buyer shall indemnify, defend and hold harmless each of the Sellers and their Affiliates and their respective shareholders, members, partners, directors, officers, managers, employees, agents and representatives (individually a “Seller Indemnified Party” and, collectively, the “Seller Indemnified Parties”) from and against any and all Losses arising out of, resulting from, or in connection with any breach of any representation, warranty, covenant or obligation made by Buyer in this Agreement or in any Buyer Documents or in connection with the transaction contemplated by this Agreement.

(c) A Party seeking indemnification pursuant to this Section 6.3 (an “Indemnified Party”) shall give written notice to the Party from whom such indemnification is sought (the “Indemnifying Party”) of the assertion or commencement of any Claim, in respect of which indemnity may be sought pursuant to this Section 6.3 and shall give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent that the Indemnifying Party may have suffered actual prejudice thereby). Any survival period limitation specified in Section 6.1 hereof shall not apply to a Claim which has been the subject of notice from the Indemnified Party to the Indemnifying Party given prior to the expiration of such period. The Indemnified Party shall have the burden of proof in establishing the amount of its Losses.

(d) In the event of the initiation of any action, suit or proceeding against the Indemnified Party by a Person other than the Parties, the Indemnifying Party shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses sought to be indemnified against hereunder; provided, however, that the Indemnified Party may participate in any such action, suit or proceeding with counsel of its choice and at its expense. The Parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim. To the extent that the Indemnifying Party elects not to defend such Claim, and the Indemnified Party defends against or otherwise deals with any such Claim, the Indemnified Party may retain counsel, reasonably acceptable to the Indemnifying Party, and control the defense of such proceeding. Neither the Indemnifying Party nor the Indemnified Party may settle any Claim to the extent that such settlement obligates the other Party to pay money, to perform obligations or to admit liability without the consent of such other Party, such consent not to be unreasonably withheld.

Section 6.4. Limitations on Indemnification. Notwithstanding any provision in this Agreement to the contrary, after the Closing the indemnification provided in Section 6.3 hereof shall constitute the sole and exclusive remedy of a Party for the matters described in Section 6.3 and such Party waives all other remedies on account of such matters. The indemnification obligation under Section 6.3 hereof shall cover all Losses with respect to any and all of the specific matters set forth in Section 6.3, except that an Indemnifying Party shall not, except in cases of fraud, or willful or intentional misrepresentation, be liable for any damages that do not arise directly from the Indemnifying Party’s breach and shall not be liable for any damages suffered or incurred by an Indemnified Party in enforcing this indemnity (including, without limitation, costs of investigation, attorneys’ fees, etc.) if it is finally determined that the Indemnified Party is not entitled to indemnification under this Article VI.

ARTICLE VII

TERMINATION

Section 7.1. Right of Termination. Neither of the Sellers nor Buyer shall have the right to terminate this Agreement except as expressly provided below:

(a) Either Party may terminate this Agreement, provided that such Party is not then in material breach of any of its representations, warranties, covenants or obligations set forth herein, by giving written notice to the other Party at any time prior to the Closing in the event that such other Party is in material breach of any of its representations, warranties, covenants or obligations set forth herein and such breach remains uncured for a period of twenty (20) days after notice of breach is received by the breaching Party from the Party terminating this Agreement.

(b) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing.

Section 7.2. Sole and Exclusive Remedy. Notwithstanding any provision in this Agreement to the contrary, and for the avoidance of doubt, the exercise by any Party of any right of termination under this Article VII shall constitute the sole and exclusive remedy of such Party for the matters giving rise to such right of termination and such Party waives all other remedies on account of such matters.

Section 7.3. Survival Following Termination. Notwithstanding anything to the contrary contained herein, the provisions of Articles VI through VIII, inclusive, shall survive the termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Notices. All notices, requests, consents, demands and other communications required or permitted to be given under this Agreement (collectively, “Notices”) shall be in writing, be in the English language and be sent by certified or registered mail (return receipt requested), reputable overnight courier service, hand or confirmed facsimile. Notices shall be deemed to have been properly given and made five (5) business days after having been sent by mail, two (2) business days after having been sent by courier service, and one (1) business day after having been sent by hand or facsimile, in each case in compliance with this Section 8.1. Notices shall be addressed to the intended recipient at its address set forth below or to such other address as the intended recipient designates in writing to the other Parties:

If to Mr. Steven Rales:

Steven M. Rales

2200 Pennsylvania Avenue, NW

Suite 800W

Washington, DC 20037

Facsimile:

Telephone:

If to Joust Group:

Joust Group, L.L.C.

2200 Pennsylvania Avenue, NW

Suite 800W

Washington, DC 20037

Facsimile:

Telephone:

If to Buyer:

FJ900, Inc.

c/o Danaher Corporation

2200 Pennsylvania Avenue, NW

Suite 800W

Washington, DC 20037

Facsimile:

Telephone:

With a copy to:

Mr. Philip S. Teigland

President

FJ900, Inc.

23411 Autopilot Drive

Suite 217

Dulles, VA 20166

Section 8.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its choice-of-law and conflicts-of-laws rules, except to the extent that the laws of the State of Maryland mandatorily apply.

Section 8.3. Arbitration. Each of the Parties agrees that any dispute, controversy or claim arising out of, or relating to, this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including, without limitation, the determination of the scope or applicability of this clause, shall be determined by arbitration in Washington, D.C. before one arbitrator. The arbitration shall be administered by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) pursuant to its Streamlined Arbitration Rules and Procedures. The expense of the arbitrator shall be borne equally between the Parties. Judgment on the arbitral award may be entered in any court having jurisdiction. This clause shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

Section 8.4. Further Assurances. From time to time prior to, at, and after the Closing, each Party shall execute and deliver all such documents and instruments and take all such actions as the other Party, being advised by counsel, shall reasonably request for the purpose of carrying out and effectuating the intent and purpose of this Agreement and the transaction contemplated hereby, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, in addition to those to be delivered at the Closing, and any and all actions which may reasonably be necessary to effect the transaction contemplated hereby.

Section 8.5. Attorneys’ Fees; Expenses. Except as otherwise provided herein, each of the Sellers, on the one hand, and Buyer, on the other hand, shall be responsible for and pay (a) one-half (1/2) of the attorneys’ fees and costs incurred in connection with the preparation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, and (b) 100% of any other expenses it incurs individually in connection therewith.

Section 8.6. Severability. Any provision of this Agreement which is illegal, invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, the Parties agree that such court shall have the power to modify such provision consistent with the intent of the Parties.

Section 8.7. Binding Nature; No Beneficiaries; Cumulative Rights. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person, other than the Parties and their respective successors and permitted assigns, any rights, remedies, benefits, obligations or liabilities under this Agreement, except as specifically provided in this Agreement or otherwise specifically agreed to in writing by the Parties. Except as otherwise expressly provided in this Agreement, the rights and remedies provided herein shall be cumulative and not exclusive of any other rights or remedies provided at law or in equity.

Section 8.8. Assignments. No Party may assign, transfer or delegate this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Parties, which may be given or withheld in such other Party’s sole and absolute discretion.

Section 8.9. Entire Agreement. This Agreement contains and constitutes the entire agreement of or among the Parties with respect to the subject matter of this Agreement, and supersedes all other prior or contemporaneous understandings, communications, commitments, undertakings, representations and agreements, oral or written, expressed or implied, of or among the Parties with respect to the subject matter of this Agreement.

Section 8.10. Amendments. This Agreement may not be amended, modified, discharged or waived orally or by course of conduct, but only by an agreement in writing, signed by or on behalf of the Party against whom enforcement of any amendment, modification, discharge or waiver is sought.

Section 8.11. No Waivers. The failure or delay on the part of either Party to insist upon or enforce strict performance of any provision of this Agreement by the other Party, or to exercise any right, power or remedy under this Agreement, shall not be deemed or construed as a waiver thereof. A waiver by either Party of any provision of this Agreement or of any breach thereof shall not be deemed or construed as a general or continuing waiver of such provision or of any other provision, of any subsequent or other breach hereof or of any rights hereunder.

Section 8.12. Headings; Exhibits. The section headings contained in this Agreement are for convenience only and shall not be considered in the interpretation or construction of the provisions of this Agreement. The term “this Agreement” shall be deemed to include each of the exhibits hereto, any documents based on such exhibits and any other statement, certificate, instrument or other document furnished or delivered by the Parties in connection with this Agreement or the transaction contemplated hereby.

Section 8.13. Certain Terms. The words “hereof,” “herein”, “hereunder” or “hereto” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision or paragraph of this Agreement. Defined terms in the singular include the plural and vice versa. The terms “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation” unless already so expressly stated. “Affiliate” means, in respect of any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such first Person or, in the case of an individual, any individual Person who is related by blood, marriage or adoption to such first Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote 50% or more of the securities having ordinary voting power for the election of directors (or individuals performing similar functions) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. “Person” means an individual, corporation, company, limited liability company, partnership, limited liability partnership, association, joint venture, Governmental Authority, trust or any other entity or organization. “Governmental Authority” means any federal, state, local or foreign court or governmental or regulatory agency or authority, or any multinational or organizational body.

Section 8.14. Construction. The Parties have each participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 8.15. Counterparts. This Agreement may be executed in any number of counterparts and such counterparts may be exchanged by means of electronic mail or facsimile transmission, and each of such counterparts shall be deemed an original but all of them together shall constitute one and the same instrument. In the event that counterparts of this Agreement are executed and exchanged by electronic mail or facsimile transmission, the Parties shall endeavor to exchange original executed counterparts of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this Limited Liability Company Interest Purchase Agreement to be duly executed and delivered by their duly authorized representatives as of the date first written above.

FJ900, INC.

By:	/s/ Philip Teigland
Name:	Philip Teigland
Title:	President

By:	/s/ Steven M. Rales
Name:	Steven M. Rales

JOUST GROUP, L.L.C.

By:	/s/ Mitchell P. Rales
Name:	Mitchell P. Rales
Title:	Member

By:	/s/ Steven M. Rales
Name:	Steven M. Rales
Title:	Member

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION OF

LIMITED LIABILITY COMPANY INTEREST

ASSIGNMENT AND ASSUMPTION OF

LIMITED LIABILITY COMPANY INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF LIMITED LIABILITY COMPANY INTEREST (this “Assignment”) is made as of this      day of                 , 2012 by and between [Steven M. Rales/Joust Group, L.L.C.], [an individual/a Maryland limited liability company] (“Assignor”), and FJ900, Inc., a Delaware corporation (“Assignee”).

WHEREAS, Joust Capital, LLC, a Maryland limited liability company (the “Company”), was formed pursuant to the filing of the Articles of Organization of the Company with the State Department of Assessments and Taxation of the State of Maryland;

WHEREAS, the management, control and operation of the business and affairs of the Company are governed by that certain Amended and Restated Operating Agreement of the Company dated as of February 27, 2007 (the “Operating Agreement”) by and between Assignor and [Steven M. Rales/Joust Group, L.L.C., a Maryland limited liability company] (the “Other Member”); and

WHEREAS, Assignor owns and holds [ninety-nine/one] Unit[s] (as defined in the Operating Agreement) of the Company representing [99/1]% of the outstanding limited liability company interests in the Company (the “Assigned Interest”); and

WHEREAS, Assignor, Assignee and the Other Member have entered into that certain Limited Liability Company Interest Purchase Agreement dated as of February 23, 2012 (the “Agreement”), pursuant to which Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Assigned Interest, in accordance with the terms and conditions set forth in the Agreement; and

WHEREAS, Assignor and Assignee wish to effect the assignment and transfer of the Assigned Interest by Assignor to Assignee pursuant to the Agreement by means of this Assignment.

NOW, THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment. Assignor hereby assigns, transfers, conveys and sets over to Assignee, its successors and assigns, all of Assignor’s right, title and interest in, under and to the Assigned Interest, including, without limitation, (a) all rights to share in such profits and losses, to receive such distribution or distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar items to which Assignor, as owner of the Assigned Interest, was entitled, (b) all right, title and interest in and to Assignor’s capital account with respect to the Assigned Interest, (c) all right, title and interest of Assignor in connection with Assignor’s ownership of the Assigned Interest under and pursuant to the Operating Agreement, (d) all rights of Assignor as owner of the Assigned Interest to exercise any and all rights, powers and remedies with respect to the Assigned Interest and to participate in the management of the business and affairs of the Company as and to the extent provided or permitted under the Operating Agreement, and (e) all other rights otherwise inuring to Assignor by virtue of owning the Assigned Interest.

2. Acceptance and Assumption. Assignee hereby accepts the assignment and transfer of the Assigned Interest as provided in Section 1 hereof and agrees to assume all obligations and duties of Assignor with respect to the Assigned Interest from and after the execution and delivery of this Assignment.

3. Membership in Company. Assignor hereby (a) consents to Buyer being admitted as and becoming a member of the Company upon the execution and delivery of this Assignment, and (b) acknowledges and agrees that Assignor hereby ceases (i) to be a member of the Company and (ii) to have the power to exercise any right, power or remedy as a member of the Company.

4. Amendment and Restatement of Operating Agreement. Assignee shall have the right to amend and restate the Operating Agreement upon or after the execution and delivery of this Assignment to reflect the terms and conditions of this Assignment and incorporate such other terms and conditions as Assignee may find acceptable in its sole discretion.

5. Miscellaneous.

(a) Governing Law. This Assignment shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its choice-of-law and conflicts-of-laws rules, except to the extent that the laws of the State of Maryland mandatorily apply.

(b) Severability. Any provision of this Assignment which is illegal, invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Assignment in any jurisdiction. If the final judgment of a court of competent jurisdiction declares that any provision of this Assignment is illegal, invalid or unenforceable, the parties hereto agree that such court shall have the power to modify such provision consistent with the intent of the parties hereto.

(c) Headings. The section headings contained in this Assignment are for convenience only and shall not be considered in the interpretation or construction of the provisions of this Assignment.

(d) Binding Nature. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

(e) Counterparts. This Assignment may be executed in any number of counterparts and such counterparts may be exchanged by means of electronic mail or facsimile transmission, and each of such counterparts shall be deemed an original but all of them together shall constitute one and the same instrument. In the event that counterparts of this Assignment are executed and exchanged by electronic mail or facsimile transmission, the parties hereto shall endeavor to exchange original executed counterparts of this Assignment.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Limited Liability Interest to be duly executed and delivered as of the date first written above.

ASSIGNOR:

[JOUST GROUP, L.L.C.

By:
Name:	Mitchell P. Rales
Title:	Member

By:
Name:	Steven M. Rales
Title:	Member]

[
Steven M. Rales]

ASSIGNEE:

FJ900, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF SELLER’S CLOSING CERTIFICATE

CERTIFICATE

This Certificate is executed and delivered by Steven M. Rales (“Mr. Steven Rales”) and Joust Group, L.L.C., a Maryland limited liability company (“Joust Group” and, together with Mr. Steven Rales, the “Sellers”), pursuant to Sections 2.2(c) and (e) of the Limited Liability Company Interest Purchase Agreement dated as of February 23, 2012 (the “Agreement”) by and among FJ900, Inc., a Delaware corporation and each of the Sellers. Capitalized terms used but not defined in this Certificate shall have the respective meanings set forth in the Agreement.

Each of the Sellers hereby certifies to Buyer as follows:

1. Attached hereto is a true and correct copy of the unanimous written consent of the members of Joust Group, authorizing the execution and delivery of the Agreement and the other Seller Documents to which Joust Group is a party and the consummation by Joust Group of the transaction contemplated thereby, and such unanimous written consent has not been amended, repealed or rescinded and remains in full force and effect as of the date hereof.

2. All representations and warranties of the Sellers contained in the Agreement or in any of the Seller Documents were true and correct in all material respects as of the date of the Agreement or the Seller Documents, as the case may be, and are true and correct in all material respects as of the date hereof.

3. The Sellers have performed and complied with, in all material respects, all covenants, obligations and conditions required by the Agreement to be performed or complied with by the Sellers prior to or on the date hereof.

4. No injunction, order or decree of any Governmental Authority is in effect which restrains or prohibits the consummation of the transaction contemplated by the Agreement on the date hereof.

5. In reliance on the certifications made by Buyer in the Certificate of Buyer dated the date hereof, all of the conditions precedent to the obligation of the Sellers to consummate the transaction contemplated by the Agreement have been satisfied.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Sellers have duly executed and delivered this Certificate on this      day of                 , 2012.

JOUST GROUP, L.L.C.

By:
Name:	Mitchell P. Rales
Title:	Member

By:
Name:	Steven M. Rales
Title:	Member

Steven M. Rales

EXHIBIT C

FORM OF BUYER’S CLOSING CERTIFICATE

CERTIFICATE

This Certificate is executed and delivered by FJ900, Inc., a Delaware corporation (“Buyer”), pursuant to Sections 2.3(b) and (c) of the Limited Liability Company Interest Purchase Agreement dated as of February 23, 2012 (the “Agreement”) by and among Buyer, Steven M. Rales (“Mr. Steven Rales”) and Joust Group, L.L.C., a Maryland limited liability company (“Joust Group” and, together with Mr. Steven Rales, the “Sellers”). Capitalized terms used but not defined in this Certificate shall have the respective meanings set forth in the Agreement.

Buyer hereby certifies to the Sellers as follows:

1. Attached hereto is a true and correct copy of the resolutions of the Board of Directors of Buyer, authorizing the execution and delivery of the Agreement and the other Buyer Documents and the consummation by Buyer of the transaction contemplated thereby, and such resolutions have not been amended, repealed or rescinded and remains in full force and effect as of the date hereof.

2. All representations and warranties of Buyer contained in the Agreement or in any of the Buyer Documents were true and correct in all material respects as of the date of the Agreement or the Buyer Documents, as the case may be, and are true and correct in all material respects as of the date hereof.

3. Buyer has performed and complied with, in all material respects, all covenants, obligations and conditions required by the Agreement to be performed or complied with by Buyer prior to or on the date hereof.

4. No injunction, order or decree of any Governmental Authority is in effect which restrains or prohibits the consummation of the transaction contemplated by the Agreement on the date hereof.

5. In reliance on the certifications made by the Sellers in the Certificate of the Sellers dated the date hereof, all of the conditions precedent to the obligation of Buyer to consummate the transaction contemplated by the Agreement have been satisfied.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Buyer has duly executed and delivered this Certificate on this      day of                 , 2012.

FJ900, INC.

By:
Name:
Title: